As filed with the Securities and Exchange Commission on September 25, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ev3 Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	32-0138874 (I.R.S. Employer Identification Number)
9600 54th Avenue North
Plymouth, Minnesota 55442
(763) 398-7000
(Address of Registrant’s Principal Executive Office) (Zip Code)

ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan
(Full title of the plan)
Kevin M. Klemz
Senior Vice President, Secretary and Chief Legal Officer
ev3 Inc.
9600 54th Avenue North
Plymouth, Minnesota 55442
(763) 398-7000
(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies requested to:
Amy E. Culbert, Esq.
Oppenheimer Wolff & Donnelly LLP
45 South Seventh Street, Suite 3300
Minneapolis, Minnesota 55402-1509
(612) 607-7287

CALCULATION OF REGISTRATION FEE

Title of Each
Class of Securities	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
to be Registered	Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price(2)	Registration Fee(3)
Common Stock, par value $0.01 per share	2,000,000 shares	$15.96	$31,920,000	$979.95

(1)	The number of shares of common stock, par value $0.01 per share (“Common Stock”), stated above represents an increase in the total number of shares reserved for issuance under the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan (the “Plan”). 6,000,000 shares have been previously registered under Registration Statements on Form S-8 (File No. 333-125990 and File No. 333-136907). In addition, the maximum number of shares of Common Stock that may be issued under the Plan is subject to adjustment in accordance with certain provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), to the extent additional shares of Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional shares of Common Stock.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act and calculated based on the average of the high and low sales prices of the Common Stock, as reported on the NASDAQ Global Select Market on September 18, 2007.

(3)	The Registrant previously paid a filing fee of $6,550.00 in connection with the Registration Statement on Form S-3 (File No. 333-141826) filed by the Registrant on April 3, 2007, for the registration of $213,325,000 in shares of common stock. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting $854 of the filing fee due in connection with this Registration Statement from the $854 portion of the filing fee that was previously paid in connection with the Form S-3 Registration Statement and associated with the unsold securities thereunder.

STATEMENT UNDER GENERAL INSTRUCTION E— REGISTRATION OF ADDITIONAL SECURITIES
PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Opinion of Oppenheimer Wolff & Donnelly LLP
Consent of Ernst & Young LLP
Consent of PricewaterhouseCoopers LLP

STATEMENT UNDER GENERAL INSTRUCTION E—
REGISTRATION OF ADDITIONAL SECURITIES
          The registrant, ev3 Inc. (the “Company” or “Registrant”), previously filed Registration Statements on Form S-8 (SEC File No. 333-125990 and File No. 333-136907)) with the Securities and Exchange Commission (the “Commission”) in connection with the registration of 2,000,000 and 4,000,000 shares, respectively, of the Company’s common stock to be issued under the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan (the “Plan”).
          Pursuant to General Instruction E of Form S-8, this Registration Statement is filed by the Company solely to register an additional 2,000,000 shares of the Company’s common stock reserved for issuance under the Plan. This increase was approved by the Company’s board of directors and stockholders. Pursuant to Instruction E, the contents of the Company’s previously filed Registration Statements on Form S-8 (SEC File No. 333-125990 and File No. 333-136907 ), including without limitation periodic reports that the Company filed, or will file, after this Registration Statement to maintain current information about the Company, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, with the exception of Item 3 of Part II of such prior Registration Statements, each of which is amended and restated in its entirety herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
          The following documents previously filed by the Company with the Commission are incorporated by reference into this Registration Statement:
(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2006;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended April 1, 2007 and July 1, 2007;

(c)	The Company’s Current Reports on Form 8-K filed on January 26, 2007, February 20, 2007 (Items 1.01, 1.02 and 9.01), February 27, 2007, March 21, 2007, April 16, 2007, May 17, 2007, June 21, 2007, July 23, 2007 (Items 1.01, 5.03, 8.01 and 9.01), and August 27, 2007; and

(d)	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. No. 000-51348) filed with the Commission on June 8, 2005 under Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.
          In addition, all documents filed with the Commission by the Company (other than portions of such documents which are furnished and not filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the time of filing of such documents.

          Any statement contained in the documents incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits
          The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of ev3 Inc. (incorporated by reference to Exhibit 3.1 to ev3 Inc.’s Amendment No. 5 to Registration Statement on Form S-1 (File No. 333-123851))

4.2	Amendment to Amended and Restated Certificate of Incorporation of ev3 Inc. (incorporated by reference to Exhibit 99.1 to ev3 Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2005 (File No. 000-51348))

4.3	Amendment to Amended and Restated Certificate of Incorporation of ev3 Inc. to be effective immediately prior to the effective time of the merger of ev3 and FoxHollow Technologies, Inc. (incorporated by reference to Exhibit 3.1 to ev3 Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2007 (File No. 000-51348))

4.4	Amended and Restated Bylaws of ev3 Inc. (incorporated by reference to Exhibit 3.3 to ev3 Inc.’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2005 (File No. 000-51348))

4.5	Holders Agreement, dated as of August 29, 2003, among the institutional investors listed on Schedule I thereto, Dale A. Spencer, the individuals whose names and addresses appear from time to time on Schedule II thereto, the individuals whose names and addresses appear from time to time on Schedule III thereto and ev3 LLC (incorporated by reference to Exhibit 4.2 to ev3 Inc.’s Registration Statement on Form S-1 (File No. 333-123851))

4.6	Operating Agreement of ev3 LLC, dated as of August 29, 2003, by and among ev3 LLC, Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P., Vertical Fund II, L.P. and certain other persons party thereto (incorporated by reference to Exhibit 4.3 to ev3 Inc.’s Registration Statement on Form S-1 (File No. 333-123851))

4.7	Amendment No. 1 to Operating Agreement of ev3 LLC, dated as of March 1, 2005, by and among ev3 LLC, Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P., Vertical Fund II, L.P. and certain other persons party thereto (incorporated by reference to Exhibit 4.4 to ev3 Inc.’s Registration Statement on Form S-1 (File No. 333-123851))

Exhibit No.	Description

4.8	Registration Rights Agreement, dated as of June 21, 2005, by and among ev3 Inc., Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P., Vertical Fund II, L.P. and certain other investors party thereto (incorporated by reference to Exhibit 4.2 to ev3 Inc.’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2005 (File No. 000-51348))

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of PricewaterhouseCoopers LLP*

23.3	Consent of Oppenheimer Wolff & Donnelly LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

*	Filed herewith

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on September 25, 2007.

ev3 Inc.
By:	/s/ James M. Corbett
James M. Corbett
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY
          Each person whose signature appears below hereby authorizes and appoints James M. Corbett, Patrick D. Spangler and Kevin M. Klemz, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James M. Corbett James M. Corbett	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	September 25, 2007

/s/ Patrick D. Spangler Patrick D. Spangler	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 25, 2007

/s/ John K. Bakewell John K. Bakewell	Director	September 14, 2007

/s/ Richard B. Emmitt Richard B. Emmitt	Director	September 10, 2007

/s/ Douglas W. Kohrs Douglas W. Kohrs	Director	September 17, 2007

/s/ Daniel J. Levangie Daniel J. Levangie	Director	September 17, 2007

Signature	Title	Date

/s/ Dale A. Spencer Dale A. Spencer	Director	September 11, 2007

/s/ Thomas E. Timbie Thomas E. Timbie	Director	September 18, 2007

/s/ Elizabeth H. Weatherman Elizabeth H. Weatherman	Director	September 19, 2007

ev3 Inc.
REGISTRATION STATEMENT ON FORM S-8
EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

4.1	Amended and Restated Certificate of Incorporation of ev3 Inc.	Incorporated by reference to Exhibit 3.1 to ev3 Inc.’s Amendment No. 5 to Registration Statement on Form S-1 (File No. 333-123851)

4.2	Amendment to Amended and Restated Certificate of Incorporation of ev3 Inc.	Incorporated by reference to Exhibit 99.1 to ev3 Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2005 (File No. 000-51348),

4.3	Amendment to Amended and Restated Certificate of Incorporation of ev3 Inc. to be effective immediately prior to the effective time of the merger of ev3 and FoxHollow Technologies, Inc.	Incorporated by reference to Exhibit 3.1 to ev3 Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2007 (File No. 000-51348)

4.4	Amended and Restated Bylaws of ev3 Inc.	Incorporated by reference to Exhibit 3.3 to ev3 Inc.’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2005 (File No. 000-51348)

4.5	Holders Agreement, dated as of August 29, 2003, among the institutional investors listed on Schedule I thereto, Dale A. Spencer, the individuals whose names and addresses appear from time to time on Schedule II thereto, the individuals whose names and addresses appear from time to time on Schedule III thereto and ev3 LLC	Incorporated by reference to Exhibit 4.2 to ev3 Inc.’s Registration Statement on Form S-1 (File No. 333-123851)

4.6	Operating Agreement of ev3 LLC, dated as of August 29, 2003, by and among ev3 LLC, Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P., Vertical Fund II, L.P. and certain other persons party thereto	Incorporated by reference to Exhibit 4.3 to ev3 Inc.’s Registration Statement on Form S-1 (File No. 333-123851)

4.7	Amendment No. 1 to Operating Agreement of ev3 LLC, dated as of March 1, 2005, by and among ev3 LLC, Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P., Vertical Fund II, L.P. and certain other persons party thereto	Incorporated by reference to Exhibit 4.4 to ev3 Inc.’s Registration Statement on Form S-1 (File No. 333-123851)

Exhibit No.	Description	Method of Filing

4.8	Registration Rights Agreement, dated as of June 21, 2005, by and among ev3 Inc., Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P., Vertical Fund II, L.P. and certain other investors party thereto	Incorporated by reference to Exhibit 4.2 to ev3 Inc.’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2005 (File No. 000-51348)

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP	Filed herewith

23.1	Consent of Ernst & Young LLP	Filed herewith

23.2	Consent of PricewaterhouseCoopers LLP	Filed herewith

23.3	Consent of Oppenheimer Wolff & Donnelly LLP	Included as part of Exhibit 5.1

24.1	Power of Attorney	Included on the signature page to this Registration Statement